EXHIBIT 99.1

Northern Power Systems Reports Second Quarter 2017 Results

Business Highlights:

•	Installed a record 81 and 111 of its flagship distributed wind turbines in the second quarter and first half of 2017, respectively.

•	Achieved a 700+ unit global installed fleet of distributed wind turbines, with over 16 million run-time hours delivering continued 98% grid-connected availability.

•	Announced the sale of a full-scope 1MW / 4MWh energy storage installation to Engie to be deployed in Brazil later in 2017.

•	Recorded $17.8 million and $24.0 million in revenues for the second quarter and first half of 2017, respectively.

•	Reported net income of $0.9 million and a net loss of $0.3 million for the second quarter and first half of 2017, respectively.

•	Delivered second quarter and first half of 2017 non-GAAP adjusted EBITDA income of $1.1 and $0.1 million respectively.

Barre, VT USA (11 August 2017) – Northern Power Systems Corp. (TSX: NPS), a next generation renewable energy and energy storage technology company, today announced financial results for its second quarter ended June 30, 2017.

Revenues for the three months ended June 30, 2017 were $17.8 million, compared to $8.7 million in the second quarter of 2016, and $6.2 million in the first quarter of 2017. GAAP net income for the second quarter of 2017 was $0.9 million, compared to a net loss of $2.5 million in the prior year second quarter, and a loss of $1.2 million in the first quarter of 2017.

“Our fleet size and performance leads the industry and we continue to prove our operational capability to rapidly deploy turbines that perform for our customers. We are starting to deliver turnkey energy storage solutions with our qualified battery partners that we are confident will bring equal value and performance,” stated Ciel Caldwell, president and chief operating officer. “By improving economics and continuing to develop advanced performance offerings we are expanding our reach and engagement with new markets. We had significant improvement in revenues during the first half of 2017; however, with continued seasonality in our business and changes in Italian regulations, which we hope to get clarity on later in the year, we expect to see negative impacts to our revenue during the remainder of 2017.”

“Product cost reductions and streamlined operating expenses contributed to a profitable quarter and non-GAAP adjusted EBITDA positive first half of 2017,” commented Eric Larson, chief accounting officer. “As a result of the anticipated negative revenue impacts mentioned by Ciel, we cannot yet reliably predict recurring profitability and therefore we do expect to incur operating losses during the second half of 2017.”

Consolidated Second Quarter Financial Highlights:

•	Revenue for the second quarter of fiscal year 2017 was at $17.8 million, compared to $8.7 million reported in the prior year period and $6.2 million reported in the first quarter of 2017.

•	Order backlog at June 30, 2017 was approximately $14 million as compared to $31 million at June 30, 2016, and $30 million at March 31, 2017.

•	Gross profit in the second quarter was 20.3 percent, an increase from gross profit of 10.7 percent in the prior year period.

•	GAAP net income for the second quarter of fiscal year 2017 was $0.9 million compared to a $2.5 million loss in the prior year second quarter.

•	Non-GAAP adjusted EBITDA income for the second quarter was $1.1 million, compared to a loss of $2.1 million for the prior year second quarter. An explanation of these measures as well as a reconciliation of GAAP to non-GAAP financial measures are included below under the heading “About non-GAAP financial measures.”

Our condensed consolidated financial statements can be found on our Form 10-Q filed with SEDAR (www.sedar.com) and the SEC (www.sec.gov) on August 11, 2017.

About non-GAAP financial measures

To supplement Northern Power Systems’ consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), Northern Power Systems has used a non-GAAP financial measure, specifically non-GAAP adjusted EBITDA income (loss). Non-GAAP adjusted EBITDA income (loss) is defined as net income (loss), excluding share-based compensation expense, amortization of acquisition-related intangibles, depreciation of property, plant and equipment, interest expense, tax provision or benefit, and certain other non-cash impacts as applicable.

The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on non-GAAP adjusted EBITDA, please see the table captioned “Reconciliation of GAAP net loss to non-GAAP adjusted EBITDA net income (loss)” included at the end of this release. The table has more details on the GAAP financial measure that is most directly comparable to non-GAAP adjusted EBITDA and the related reconciliation between these financial measures.

Northern Power Systems’ management believes that this non-GAAP financial measure provides meaningful supplemental information in assessing our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, which could be non-cash charges or discrete cash charges that are infrequent in nature. This non-GAAP financial measure also has facilitated management’s internal comparisons to Northern Power Systems’ historical performance and our competitors’ operating results, as well as reflects measurements which are used by creditors and other third parties in assessing our performance.

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Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA Income (Loss)

	For the three months ended		For the six months ended
	June 30,		June 30,
(in thousands of dollars)	2017	2016	2017	2016
Net income (loss)	$873	$(2,526)	$(317)	$(6,757)
Interest expense	13	31	26	79
Provision for income taxes	18	122	34	188
Depreciation and amortization	128	181	255	361
Stock compensation expense	50	122	77	281
Loss on disposal of asset	-	-	-	83
Non-GAAP adjusted EBITDA income (loss)	$1,082	$(2,070)	$75	$(5,765)

About Northern Power Systems

Northern Power Systems designs, manufactures, and sells distributed power generation and energy storage solutions with its advanced wind turbines, inverters, controls, and integration services. With over 16 million run-time hours across its global fleet, Northern Power wind turbines provide customers with clean, cost-effective, reliable renewable energy. NPS turbines utilize patented permanent magnet direct drive (PMDD) technology, which uses fewer moving parts, delivers higher energy capture, and provides increased reliability thanks to reduced maintenance and downtime. Northern Power also develops Energy Storage Solutions (ESS) based on the FlexPhase™ power converter platform, which features patented converter architecture and controls technology for advanced grid support and generation applications.

Northern Power has been a technology innovator for over 40 years and serves clients around the globe from its US headquarters and European offices. To learn more, visit www.northernpower.com.

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Notice regarding forward-looking statements:

This release includes forward-looking statements regarding Northern Power Systems and its business, which may include, but is not limited to, product and financial performance, regulatory developments, supplier performance, anticipated opportunity and trends for growth in our customer base and our overall business, our market opportunity, expansion into new markets, and execution of the company’s growth strategy. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “is expected”, “expects”, “scheduled”, “intends”, “contemplates”, “anticipates”, “believes”, “proposes” or variations (including negative variations) of such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Such statements are based on the current expectations of the management of Northern Power Systems. The forward-looking events and circumstances discussed in this release may not occur by certain specified dates or at all and could differ materially as a result of known and unknown risk factors and uncertainties affecting the company, including risks regarding the wind power industry; production, performance and acceptance of the company’s products; our sales cycle; our ability to convert backlog into revenue; performance by the company’s suppliers; our ability to maintain successful relationships with our partners and to enter into new partner relationships; our performance internationally; currency fluctuations; economic factors; competition; the equity markets generally; and the other risks detailed in Northern Power Systems’ risk factors discussed in filings with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to Northern Power Systems’ Annual Report on Form 10-K filed on March 31, 2017, as well as other documents that may be filed by Northern Power Systems from time to time with the SEC. Although Northern Power Systems has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Northern Power Systems undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Eric Larson,

Vice President and Chief Accounting Officer

+1-802-661-4673

ir@northernpower.com

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